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                                                                    Exhibit 23.5




     We hereby consent to the reference to our name appearing herein under the captions entitled "Summary-Opinion of Peoples' Financial Advisor" and "Proposed Merger-Background of the Merger" and "Opinion of Peoples' Financial Advisor."
We further consent to the use of our letter to the Board of Directors of Peoples Bank of Unity concerning the fairness of the financial terms of the proposed merger, appearing as Appendix B to the Proxy Statement/Prospectus contained herein.



                                          /s/ Arnold G. Danielson
                                          --------------------------------------
                                          Arnold G. Danielson, Chairman

Rockville, Maryland
January 10, 1997